UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 3, 2012

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

            333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

Item 5.02        Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

(b)        Executive Officer Resignation.

            Steven D. Hunt, the Chief Executive Officer of  U.S. Premium Beef, LLC (“USPB” or the “Company”) since its formation, recently shared with the Company’s Board of Directors (the “Board”) his plans to resign from his employment with the Company effective as of January 28, 2013.  As described below, the Company has appointed Stanley D. Linville (currently the Company’s Chief Operating Officer) to serve as USPB’s Chief Executive Officer effective as of January 28, 2013.   Mr. Hunt’s employment agreement provides that for his services during the transition period ending on January 28, 2013, Mr. Hunt will continue to receive his current salary and coverage under the Company’s health and benefit plans.  Mr. Hunt will also receive annual bonus and other payments with respect to the Company’s operations during 2012 pursuant to the terms of his current employment agreement.  In addition, Mr. Hunt will receive payments pursuant to the non-competition agreement entered into in connection with the December, 2011 transaction between USPB and Leucadia National Corporation.  However, Mr. Hunt will not be entitled to receive the “full term” bonus described in Mr. Hunt’s current employment agreement or any bonus or incentive payments related to periods following termination of Mr. Hunt’s employment with USPB.

            The Company and Mr. Hunt have also entered into a Consulting Agreement that will become effective upon termination of Mr. Hunt’s employment with the Company.  Under the terms of the Consulting Agreement, during a period of twelve (12) months following the effective date of the Consulting Agreement, Mr. Hunt agrees to provide consulting services as reasonably requested by the Board, the Company’s Chief Executive Officer or the Company’s Chief Financial Officer.  Such consulting services shall be focused on USPB, USPB’s operations, its investment in and contractual relationship with National Beef Packing Company, LLC,  the delivery of cattle to National Beef Packing Company, LLC and contractual issues arising from USPB’s sale of  ownership interests in National Beef Packing Company, LLC to Leucadia National Corporation.   As compensation for his consulting services, Mr. Hunt will receive a consulting fee at the annual rate of $500,000 and will also be reimbursed for reasonable business expenses incurred in Mr. Hunt’s performance of consulting services.  Both USPB and Mr. Hunt can terminate the Consulting Agreement upon thirty (30) days prior written notice for any reason.  USPB can terminate the Consulting Agreement upon Mr. Hunt’s death or disability or for cause.  In addition, Mr. Hunt can terminate the Agreement in the event of a material and willful breach by UPSB of its obligations under the Consulting Agreement or upon a reduction of the compensation due to Mr. Hunt under the Consulting Agreement.  If the Consulting Agreement is terminated by USPB for cause,  upon Mr. Hunt’s death or disability or by Mr. Hunt, Mr. Hunt will only be entitled to compensation under the Consulting Agreement for periods prior to termination of such agreement.  In the event that the Consulting Agreement is terminated by USPB for reasons other than cause, or upon Mr. Hunt’s death or disability or if Mr. Hunt terminated the Consulting Agreement due to a breach of such agreement by USPB, Mr. Hunt will be entitled to receive full payment of the amount due during the full term of the Consulting Agreement.

            (c)        Appointment of New Principal Executive Officer.

            On December 3, 2012, the Company announced that effective January 28, 2013, Mr. Stanley D. Linville will become the Chief Executive Officer of the Company.  Mr. Linville is 53 years old and has been an employee of USPB since 1997.  He currently serves as USPB’s Chief Operating Officer.  In connection with the appointment of Mr. Linville, the Company and Mr. Linville entered into an employment agreement which will become effective on January 28, 2013.  Pursuant to that employment agreement, Mr. Linville will serve as USPB’s Chief Executive Officer for a term expiring on December 31, 2015, subject to earlier termination as provided in the agreement.

            Mr. Linville’s annual base salary will be $300,000.  Mr. Linville will be eligible for an annual incentive compensation payment based on the financial performance of USPB and the benefits received by USPB’s unitholders;  that incentive compensation will only be paid to Mr. Linville after certain levels of benefits have been achieved.  Under the terms of the Employment Agreement, if the CEO is employed by USPB on the last day of any employment year (except as otherwise provided in the agreement) during the term of the Employment Agreement, the CEO shall be paid annual incentive compensation equal to .75% of the sum of the total financial benefits to USPB (“USPB Total Benefits”) that exceed $25,000,000.  USPB Total Benefits are: (1) audited fiscal year-end USPB earnings before tax; and (2) the fiscal year USPB grid premiums, which is the net sum of all USPB unitholder and associate grid premiums and discounts calculated through all USPB grids at all plants as outlined in the Employment Agreement.  Mr. Linville is also eligible for a long-term incentive payment under the Employment Agreement.  If the CEO is employed by USPB on December 31, 2015, he is to be paid long-term incentive compensation equal to fifty one hundredths of a percent (0.50%) of the amount by which USPB’s Total Benefits from January 1, 2013 to December 31, 2015 exceed $75,000,000.  The Employment Agreement provides for a cumulative annual cap of $450,000 for payments to Mr. Linville for annual and long-term incentive amounts.  As of the effective date of the Employment Agreement, Mr. Linville will also be granted an additional 1,000 Class A and 1,000 Class B Phantom Units under USPB’s existing Management Phantom Units Plan.

The Employment Agreement also provides for post termination compensation.  In addition to the amounts described below that will be payable upon termination of the Employment Agreement, Mr. Linville has agreed to a non-competition provision that, for twelve (12) months following the termination of Mr. Linville’s employment with USPB,  prohibits him from participating in the management or control of any beef industry business or enterprise that competes with the business of USPB and its various affiliates.  During such period, Mr. Linville will receive a monthly payment equal to one twelfth of Mr. Linville’s annual salary at the time of termination.

If Mr. Linville terminates the agreement for any or no reason, USPB need only pay salary earned to the date of the termination, and the noncompetition compensation, unless termination is the result of death or permanent disability. If USPB terminates the agreement for any reason other than cause, death or disability, or if Mr. Linville terminates the Employment Agreement for good reason, Mr. Linville shall be entitled to salary and benefits through employment year 2015; payment of certain fringe benefits through employment year 2015; the annual incentive bonus for the year in which the termination occurs and each subsequent year through employment year 2015; the long-term incentive bonus that would have accrued had Mr. Linville been employed through employment year 2015; and the payment of the noncompetition compensation.

The foregoing descriptions of Mr. Hunt’s Consulting Agreement and Mr. Linville’s Employment Agreement are not intended to be complete and are qualified in their entirety by reference to those agreements, which are attached hereto as Exhibits 10.1 and 10.2 and which are incorporated by this reference into this Report.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed pursuant to Item 9.01.
	10.1	CEO Employment Agreement between U.S. Premium Beef, LLC (“USPB”) and Stanley D. Linville, executed on November 23, 2012 and effective as of January 28, 2013.
	10.2	Consulting Agreement between U.S. Premium Beef, LLC and Steven D. Hunt executed on November 19, 2012 and effective as of January 28, 2013.
99.1

Letter to U.S. Premium Beef, LLC unitholders dated December 3, 2012 announcing the appointment of Stanley D. Linville to succeed Steven D. Hunt as USPB’s Chief Executive Officer effective as of January 28, 2013.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Steven D. Hunt_______
Steven D. Hunt,
Chief Executive Officer

Dated:  December 3, 2012

Index to Exhibits

Exhibit No.	Description

10.1	CEO Employment Agreement between U.S. Premium Beef, LLC (“USPB”) and Stanley D. Linville, executed on November 23, 2012 and effective as of January 28, 2013.
10.2	Consulting Agreement between U.S. Premium Beef, LLC and Steven D. Hunt executed on November 19, 2012 and effective as of January 28, 2013.
99.1

Letter to U.S. Premium Beef, LLC unitholders dated December 3, 2012 announcing the appointment of Stanley D. Linville to succeed Steven D. Hunt as USPB’s Chief Executive Officer effective as of January 28, 2013.